Exhibit 99.1

CARDTRONICS ANNOUNCES THIRD QUARTER 2018 RESULTS

Continued Strong Transaction Growth in U.S. driven by the Allpoint Network and Bank-Branding

Company Raises Full Year Outlook

HOUSTON, November 1, 2018 — Cardtronics plc (Nasdaq: CATM) (“Cardtronics” or the “Company”), the world’s largest ATM owner/operator, announced today its financial and operational results for the quarter ended September 30, 2018.

Third Quarter 2018 Highlights:

•                  Total revenues of $340.2 million, down 15% from $402.0 million in the prior year.

•                  Total revenues were down 1% after excluding the impact from the removal of ATMs at 7-Eleven locations in the U.S. and on a constant-currency basis.

•                  Growth in North America ATM operating revenues of 3% for the quarter, excluding the 7-Eleven impact and on a constant-currency basis, was offset by lower revenues in the U.K. and Australia.

•                  Same-store withdrawal transactions in the U.S. were up 6% compared to the prior year.

•                  ATM operating revenues of $329.8 million, down 15% from $390.1 million in the prior year and approximately flat after excluding the impact from the removal of ATMs at 7-Eleven locations in the U.S. and on a constant-currency basis.

•                  Adjusted gross margin of 33.7% compared to 35.3% in the prior year, impacted by the removal of ATMs at 7- Eleven locations in the U.S.

•                  GAAP Net Income of $8.8 million, or $0.19 per diluted share, compared to GAAP Net Loss of $(175.6) million, or $(3.84) per diluted share in the prior year. The prior year result was impacted by non-cash impairment charges related to the Company’s Australia operation.

•                  Adjusted EBITDA of $77.4 million, down 22% from $99.9 million in the prior year, primarily impacted by the removal of ATMs at 7-Eleven locations in the U.S.

•                  Adjusted Net Income per diluted share of $0.62 compared to $0.96 in the prior year, impacted by the removal of ATMs at 7-Eleven locations in the U.S.

•                  Adjusted free cash flow of $47.8 million, up from $38.1 million in the prior year.

“The third quarter results were driven by solid operational execution and continued transaction strength in the U.S., resulting in strong growth in cash flow. Increased Allpoint and bank-branded transactions across many of our retailers drove 3% growth in our North America business, excluding the impact from 7-Eleven. We are enthusiastic about the opportunities ahead as financial institutions are increasingly recognizing the value of our broad and scalable network to help drive consumer growth and engagement strategies,” commented Edward H. West, Cardtronics’ chief executive officer.

Note Regarding Third Quarter 2018 Results Compared to Prior Year:

The Company had a long-standing relationship with 7-Eleven in the U.S. that ended during the quarter ended March 31, 2018. In previous periods, this relationship accounted for a material portion of the Company’s consolidated revenues and profits. The Company began a transition to 7-Eleven’s new service provider during the third quarter of 2017 and that transition was completed in February 2018. As a result, the Company’s relationship with 7-Eleven in the U.S. did not account for any of its reported revenues during the third quarter of 2018. The Company estimates that 7-Eleven in the U.S. accounted for approximately 13% of the Company’s consolidated revenues during the third quarter of 2017 and had an incremental adjusted gross margin of approximately 40%. 7-Eleven in the U.S. accounted for approximately 12.5% of the Company’s consolidated revenues for the year ended 2017 and the Company expects that 7-Eleven in the U.S. will account for less than 1% of its consolidated revenues in 2018.

See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Free Cash Flow, and certain other GAAP and non-GAAP measures on a constant-currency basis. For additional information, including reconciliations to the most directly comparable financial measure recognized under generally accepted accounting principles in the U.S. (“U.S. GAAP” or “GAAP”), see the supplemental schedules of selected financial information in this earnings release.

The Company may also refer to revenue or profit growth as being organic. When providing growth measures on an organic basis, the Company aims to exclude the estimated impact from any acquired or divested businesses that may be included or partially included in one period but not another. The Company may further adjust organic performance measures for the impacts of currency movements, in order to have a consistent performance comparison across periods for the business, excluding movements in exchange rates. Due to the significance of the Company’s 7-Eleven relationship in the U.S., which accounted for 12.5% of consolidated revenues in 2017 and is expected to account for less than 1% of consolidated revenues in 2018, the Company may also report certain performance measures excluding the estimated contribution of this relationship to enable more comparable analysis of the business across periods excluding this relationship.

2018 UPDATED OUTLOOK

Below is the Company’s updated financial outlook for the full year 2018:

•                  Revenues of $1.31 billion to $1.34 billion;

•                  GAAP Net Income of $8.8 million to $11.1 million;

•                  Adjusted EBITDA of $283.0 million to $290.0 million;

•                  Depreciation and accretion expense of $123.8 million to $125.1 million;

•                  Cash interest expense of $36.0 million;

•                  Adjusted Net Income of $92.8 million to $95.4 million;

•                  Adjusted Net Income per diluted share of $2.00 to $2.05, based on approximately 46.5 million average diluted shares outstanding; and

•                  Capital expenditures of approximately $115 million.

The Adjusted EBITDA and Adjusted Net Income outlook excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this earnings release. See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of these Non-GAAP measures. This outlook is based on average foreign currency exchange rates for the remainder of the year of £1.00 U.K. to $1.27 U.S., $20.00 Mexican pesos to $1.00 U.S., $1.00 Canadian dollar to $0.77 U.S., €1.00 Euros to $1.15 U.S., $1.00 Australian dollar to $0.71 U.S., and R15 South African Rand to $1.00 U.S.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Thursday, November 1, 2018, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the quarter ended September 30, 2018. To access the call, please call the conference call operator at:

Dial in:	(877) 303-9205
Alternate dial-in:	(760) 536-5226

Please call in 15 minutes prior to the scheduled start time and request to be connected to the “Cardtronics Third Quarter 2018 Earnings Conference Call.” Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company’s website at www.cardtronics.com.

A digital replay of the conference call will be available through Thursday, November 8, 2018, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 2070838 for the conference ID. A replay of the conference call will also be available online through the Company’s website subsequent to the call through November 30, 2018. Prior to the conference call, the Company will post supplemental financial information to its website at www.cardtronics.com.

ABOUT CARDTRONICS (Nasdaq: CATM)

Cardtronics is the trusted leader in financial self-service, enabling cash transactions at approximately 230,000 ATMs across 10 countries in North America, Europe, Asia-Pacific, and Africa.  Leveraging our unmatched scale, expertise and innovation, top-tier merchants and businesses of all sizes use our ATM solutions to drive growth, in-store traffic, and retail transactions.  Financial services providers rely on Cardtronics to deliver superior service at their own ATMs, on Cardtronics ATMs where they place their brand, and through Cardtronics’ Allpoint Network, the world’s largest surcharge-free ATM network, with over 55,000 locations.  As champions of cash, Cardtronics converts digital currency into physical cash, driving payments choice for businesses and consumers alike.

CONTACT INFORMATION

EVP - Treasurer	Corporate Communications Manager
Brad Conrad	Susannah Moore Griffin
832-308-4000	832-308-4392
ir@cardtronics.com	sgriffin@cardtronics.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended and are intended to be covered by the safe harbor provisions thereof. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on the Company and there can be no assurance that future developments affecting the Company will be those that are anticipated. All comments concerning the Company’s expectations for future revenues and operating results are based on its estimates for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and present expectations or projections. Risk factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and those set forth from time-to-time in other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements contained in this earnings release, which speak only as of the date of this earnings release. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Free Cash Flow, and certain GAAP and non-GAAP measures on a constant-currency basis represent non-GAAP financial measures provided as a complement to financial results prepared in accordance with GAAP and may not be comparable to similarly-titled measures reported by other companies. The Company uses these non-GAAP financial measures in managing and measuring the performance of its business, including setting and measuring incentive based compensation for management. Management believes that the presentation of these measures and the identification of notable, non-cash, and/or (if applicable in a particular period) certain costs not anticipated to occur in future periods enhance an investor’s understanding of the underlying trends in the Company’s business and provide for better comparability between periods in different years.

Adjusted Gross Profit represents total revenues less the total cost of revenues, excluding depreciation, accretion, and amortization of intangible assets. Adjusted Gross Margin is calculated by dividing Adjusted Gross Profit by total revenues. Adjusted EBITDA excludes depreciation, accretion, and amortization of intangible assets as these amounts can vary substantially from company to company within the Company’s industry depending upon accounting methods and book values of assets, capital structures, and the methods by which the assets were acquired. Adjusted EBITDA also excludes share-based compensation expense, acquisition and divestiture-related expenses, certain non-operating expenses, (if applicable in a particular period) certain costs not anticipated to occur in future periods, gains or losses on disposal and impairment of assets, the Company’s obligations for the payment of income taxes, interest expense, and other obligations such as capital expenditures, and includes an adjustment for noncontrolling interests. Adjusted Net Income represents net income computed in accordance with GAAP, before amortization of intangible assets, gains or losses on disposal and impairment of assets, share-based compensation expense, certain other expense amounts, acquisition and divestiture-

related expenses, certain non-operating expenses, and (if applicable in a particular period) certain costs not anticipated to occur in future periods (together, the “Adjustments”). The non-GAAP tax rate used to calculate Adjusted Net Income was approximately 24.6% and 24.9% for the three and nine months ended September 30, 2018, respectively, and 26.8% and 27.4% for the three and nine months ended September 30, 2017, respectively. The non-GAAP tax rates represent the GAAP tax rate for the period as adjusted by the estimated tax impact of the items adjusted from the measure. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by weighted average diluted shares outstanding. Adjusted Free Cash Flow is defined as cash provided by operating activities less the impact of changes in restricted cash due to the timing of settlements and less payments for capital expenditures, including those financed through direct debt, but excluding acquisitions. The Adjusted Free Cash Flow measure does not take into consideration certain other non-discretionary cash requirements such as mandatory principal payments on portions of the Company’s long-term debt. Management calculates certain GAAP as well as non-GAAP measures on a constant-currency basis using the average foreign currency exchange rates applicable in the corresponding period of the previous year and applying these rates to the measures in the current reporting period. Management uses GAAP as well as non-GAAP measures on a constant-currency basis to assess performance and eliminate the effect foreign currency exchange rates have on comparability between periods.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this earnings release.

Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2018 and 2017

(In thousands, excluding share, per share amounts, and percentages)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2018	% Change	2017	2018	% Change	2017
Revenues:
ATM operating revenues	$329,837	(15.5)%	$390,143	$978,789	(11.4)%	$1,105,191
ATM product sales and other revenues	10,338	(12.4)	11,807	38,557	(2.2)	39,443
Total revenues	340,175	(15.4)	401,950	1,017,346	(11.1)	1,144,634
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets reported separately below.)	216,849	(13.7)	251,136	647,692	(11.2)	729,547
Cost of ATM product sales and other revenues	8,680	(2.7)	8,920	31,528	(9.1)	34,671
Total cost of revenues	225,529	(13.3)	260,056	679,220	(11.1)	764,218
Operating expenses:
Selling, general, and administrative expenses	41,896	(9.2)	46,132	124,564	(5.3)	131,551
Redomicile-related expenses	—	n/m	22	—	n/m	782
Restructuring expenses	1,058	n/m	—	5,534	(32.9)	8,243
Acquisition and divestiture-related expenses	—	n/m	2,889	2,633	(82.8)	15,338
Goodwill and intangible asset impairment	—	n/m	194,521	—	n/m	194,521
Depreciation and accretion expense	30,647	2.8	29,807	93,453	5.4	88,683
Amortization of intangible assets	12,994	(13.4)	14,996	40,263	(11.4)	45,423
Loss on disposal and impairment of assets	466	(97.9)	22,307	15,583	(40.5)	26,170
Total operating expenses	87,061	(72.0)	310,674	282,030	(44.8)	510,711
Income (loss) from operations	27,585	(116.3)	(168,780)	56,096	(143.1)	(130,295)
Other expense:
Interest expense, net	8,852	(9.1)	9,743	27,185	5.5	25,760
Amortization of deferred financing costs and note discount	3,397	6.3	3,195	10,060	8.0	9,317
Other income	(1,297)	(38.1)	(2,095)	(1,324)	(23.5)	(1,730)
Total other expense	10,952	1.0	10,843	35,921	7.7	33,347
Income (loss) before income taxes	16,633	(109.3)	(179,623)	20,175	(112.3)	(163,642)
Income tax expense (benefit)	7,854	(293.8)	(4,053)	10,409	(545.8)	(2,335)
Effective tax rate	47.2%		2.3%	51.6%		1.4%
Net income (loss)	8,779	(105.0)	(175,570)	9,766	(106.1)	(161,307)
Net loss attributable to noncontrolling interests	(2)	(77.8)	(9)	(14)	n/m	(3)
Net income (loss) attributable to controlling interests and available to common shareholders	$8,781	(105.0)%	$(175,561)	$9,780	(106.1)%	$(161,304)

Net income (loss) per common share — basic	$0.19		$(3.84)	$0.21		$(3.54)
Net income (loss) per common share — diluted	$0.19		$(3.84)	$0.21		$(3.54)

Weighted average shares outstanding — basic	46,073,739		45,662,543	45,945,728		45,597,558
Weighted average shares outstanding — diluted	46,476,787		45,662,543	46,386,523		45,597,558

Condensed Consolidated Balance Sheets

As of September 30, 2018 and December 31, 2017

(In thousands)

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$40,428	$51,370
Accounts and notes receivable, net	87,150	105,245
Inventory, net	15,317	14,283
Restricted cash	73,870	48,328
Prepaid expenses, deferred costs, and other current assets	106,497	96,106
Total current assets	323,262	315,332
Property and equipment, net	457,350	497,902
Intangible assets, net	164,480	209,862
Goodwill	759,191	774,939
Deferred tax asset, net	7,412	6,925
Prepaid expenses, deferred costs, and other noncurrent assets	72,386	57,756
Total assets	$1,784,081	$1,862,716

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of other long-term liabilities	$19,690	$31,370
Accounts payable and other accrued and current liabilities	352,602	351,180
Total current liabilities	372,292	382,550
Long-term liabilities:
Long-term debt	835,790	917,721
Asset retirement obligations	55,705	59,920
Deferred tax liability, net	48,812	37,130
Other long-term liabilities	59,744	75,002
Total liabilities	1,372,343	1,472,323
Shareholders’ equity	411,738	390,393
Total liabilities and shareholders’ equity	$1,784,081	$1,862,716

SELECTED BALANCE SHEET DETAIL:

Long-term debt:

	September 30, 2018	December 31, 2017
	(In thousands)
	(Unaudited)
Revolving credit facility	$30,930	$122,461
1.00% Convertible senior notes (1)	260,563	251,973
5.125% Senior notes (1)	248,562	248,038
5.50% Senior notes (1)	295,735	295,249
Total long-term debt	$835,790	$917,721

(1)             The 1.00% Convertible Senior Notes due 2020 with a face value of $287.5 million are presented net of the unamortized discount and capitalized debt issuance costs of $26.9 million and $35.5 million as of September 30, 2018 and December 31, 2017, respectively. In accordance with GAAP, the estimated fair value of the conversion feature within the Convertible Senior Notes was recorded as additional paid-in capital within equity at issuance. The Convertible Senior Notes are being accreted over the term of the notes to the full principal amount ($287.5 million). The 5.125% Senior Notes due 2022 with a face value of $250.0 million are presented net of capitalized debt issuance costs of $1.4 million and $2.0 million as of September 30, 2018 and December 31, 2017, respectively. The 5.50% Senior Notes due 2025 with a face value of $300.0 million are presented net of capitalized debt issuance costs of $4.3 million and $4.8 million as of September 30, 2018 and December 31, 2017, respectively.

SELECTED CASH FLOW DETAIL (Unaudited):

Selected cash flow statement amounts:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(In thousands)
Net cash provided by operating activities	$74,807	$76,105	$184,582	$172,434
Net cash used in investing activities	(26,675)	(41,556)	(73,357)	(596,026)
Net cash (used in) provided by financing activities	(48,239)	(29,053)	(96,225)	427,284
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1,154	(435)	(404)	(4,178)
Net increase (decrease) in cash, cash equivalents, and restricted cash	1,047	5,061	14,596	(486)
Cash, cash equivalents, and restricted cash as of beginning of period	113,366	100,200	99,817	105,747
Cash, cash equivalents, and restricted cash as of end of period	$114,413	$105,261	$114,413	$105,261

Reconciliation of Net Income (Loss) Attributable to Controlling Interests and Available to Common Shareholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income

For the Three and Nine Months Ended September 30, 2018 and 2017

(In thousands, excluding share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income (loss) attributable to controlling interests and available to common shareholders	$8,781	$(175,561)	$9,780	$(161,304)
Adjustments:
Interest expense, net	8,852	9,743	27,185	25,760
Amortization of deferred financing costs and note discount	3,397	3,195	10,060	9,317
Income tax expense (benefit)	7,854	(4,053)	10,409	(2,335)
Depreciation and accretion expense	30,647	29,807	93,453	88,683
Amortization of intangible assets	12,994	14,996	40,263	45,423
EBITDA	$72,525	$(121,873)	$191,150	$5,544

Add back:
Loss on disposal and impairment of assets	466	22,307	15,583	26,170
Other (income) (1)	(1,297)	(2,095)	(1,324)	(1,730)
Noncontrolling interests (2)	12	(9)	31	(19)
Share-based compensation expense	4,669	4,151	10,627	9,971
Restructuring expenses (3)	1,058	22	5,534	9,025
Acquisition and divestiture-related expenses (4)	—	2,889	2,633	15,338
Goodwill and intangible asset impairment (5)	—	194,521	—	194,521
Adjusted EBITDA	$77,433	$99,913	$224,234	$258,820
Less:
Interest expense, net	8,852	9,743	27,185	25,760
Depreciation and accretion expense (6)	30,646	29,805	93,451	88,677
Adjusted pre-tax income	$37,935	$60,365	$103,598	$144,383
Income tax expense (7)	9,332	16,178	25,789	39,595
Adjusted Net Income	$28,603	$44,187	$77,809	$104,788

Adjusted Net Income per share — basic	$0.62	$0.97	$1.69	$2.30
Adjusted Net Income per share — diluted	$0.62	$0.96	$1.68	$2.27

Weighted average shares outstanding — basic	46,073,739	45,662,543	45,945,728	45,597,558
Weighted average shares outstanding — diluted	46,476,787	46,197,178	46,386,523	46,238,070

(1)             Includes foreign currency translation gains/losses, the revaluation of the estimated acquisition-related contingent consideration, and other non-operating costs.

(2)             Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company’s ownership interest in the Adjusted EBITDA of one of its Mexican subsidiaries.

(3)             For the three and nine months ended September 30, 2018 and 2017, expenses include employee severance and other costs incurred in conjunction with a corporate reorganization and cost reduction initiative. For the three and nine months ended September 30, 2017, expenses also include amounts associated with the Company’s redomicile of its parent company to the U.K., that occurred on July 1, 2016.

(4)             Acquisition and divestiture-related expenses include costs incurred for professional and legal fees and certain other transition and integration-related costs. Expenses include employee severance and lease termination costs related to DCPayments acquisition integration in the nine months ended September 30, 2018.

(5)             Goodwill and intangible asset impairments related to the Company’s Australia & New Zealand segment.

(6)             Amounts exclude a portion of the expenses incurred by one of its Mexican subsidiaries to account for the amounts allocable to the noncontrolling interest shareholders.

(7)             For the three and nine months ended September 30, 2018, the non-GAAP tax rate used to calculate Adjusted Net Income was approximately 24.6% and 24.9%, respectively, and 26.8% and 27.4% for the three and nine months ended September 30, 2017, which represents the Company’s GAAP tax rate as adjusted for the net tax effects related to the items excluded from Adjusted Net Income.

Reconciliation of GAAP Revenue to Constant-Currency Revenue

For the Three and Nine Months Ended September 30, 2018 and 2017

(In thousands, excluding percentages)

(Unaudited)

Consolidated revenue:

	Three Months Ended
	September 30,
	2018			2017	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
ATM operating revenues	$329,837	$4,836	$334,673	$390,143	(15.5)%	(14.2)%
ATM product sales and other revenues	10,338	56	10,394	11,807	(12.4)	(12.0)
Total revenues	$340,175	$4,892	$345,067	$401,950	(15.4)%	(14.2)%

	Nine Months Ended
	September 30,
	2018			2017	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
ATM operating revenues	$978,789	$(17,120)	$961,669	$1,105,191	(11.4)%	(13.0)%
ATM product sales and other revenues	38,557	(409)	38,148	39,443	(2.2)	(3.3)
Total revenues	$1,017,346	$(17,529)	$999,817	$1,144,634	(11.1)%	(12.7)%

Reconciliation of Gross Profit Inclusive of Depreciation, Accretion, and Amortization of Intangible Assets to Adjusted Gross Profit

For the Three and Nine Months Ended September 30, 2018 and 2017

(In thousands, excluding percentages)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Total revenues	$340,175	$401,950	$1,017,346	$1,144,634
Total cost of revenues (1)	225,529	260,056	679,220	764,218
Total depreciation, accretion, and amortization of intangible assets excluded from total cost of revenues	35,456	37,176	109,137	111,911
Gross profit inclusive of depreciation, accretion, and amortization of intangible assets	$79,190	$104,718	$228,989	$268,505
Gross Margin (inclusive of depreciation, accretion, and amortization of intangible assets)	23.3%	26.1%	22.5%	23.5%
Total depreciation, accretion, and amortization of intangible assets excluded from gross profit	$35,456	$37,176	$109,137	$111,911
Adjusted Gross Profit exclusive of depreciation, accretion, and amortization of intangible assets	$114,646	$141,894	$338,126	$380,416
Adjusted Gross Margin (exclusive of depreciation, accretion, and amortization of intangible assets)	33.7%	35.3%	33.2%	33.2%

(1)             The Company presents the Total cost of revenues in the Company’s Consolidated Statements of Operations exclusive of depreciation, accretion, and amortization of intangible assets.

Reconciliation of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share on a Non-GAAP basis to Constant-Currency

For the Three and Nine Months Ended September 30, 2018 and 2017

(In thousands, excluding per share amounts and percentages)

(Unaudited)

	Three Months Ended
	September 30,
	2018			2017	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
Adjusted EBITDA	$77,433	$994	$78,427	$99,913	(22.5)%	(21.5)%

Adjusted Net Income	$28,603	$429	$29,032	$44,187	(35.3)%	(34.3)%

Adjusted Net Income per share — diluted (2)	$0.62	$—	$0.62	$0.96	(35.4)%	(35.4)%

	Nine Months Ended
	September 30,
	2018			2017	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
Adjusted EBITDA	$224,234	$(5,059)	$219,175	$258,820	(13.4)%	(15.3)%

Adjusted Net Income	$77,809	$(2,042)	$75,767	$104,788	(25.7)%	(27.7)%

Adjusted Net Income per share — diluted (2)	$1.68	$(0.05)	$1.63	$2.27	(26.0)%	(28.2)%

(1)             As reported on the Company’s Reconciliation of Net Income (Loss) Attributable to Controlling Interests and Available to Common Shareholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income, see Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

(2)             Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of 46,476,787 and 46,197,178 for the three months ended September 30, 2018 and 2017, respectively, and 46,386,523 and 46,238,070 for the nine months ended September 30, 2018 and 2017, respectively.

Reconciliation of Adjusted Free Cash Flow

For the Three and Nine Months Ended September 30, 2018 and 2017

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$74,807	$76,105	$184,582	$172,434
Restricted cash settlement activity (1)	(361)	3,598	(25,709)	(8,151)
Adjusted net cash provided by operating activities	74,446	79,703	158,873	164,283
Net cash used in investing activities, excluding acquisitions and divestitures (2)	(26,675)	(41,556)	(73,357)	(111,424)
Adjusted free cash flow	$47,771	$38,147	$85,516	$52,859

(1)    Restricted cash settlement activity represents the change in the Company’s restricted cash excluding the portion of the change that is attributable to foreign exchange and disclosed as part of the effect of exchange rate changes on cash, cash equivalents, and restricted cash in the accompanying Consolidated Statements of Cash Flows.

(2)    Capital expenditure amounts include payments made for exclusive license agreements, site acquisition costs, and other assets. Additionally, capital expenditure amounts for one of our Mexican subsidiaries are reflected gross of any noncontrolling interest amounts.

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income

For the Year Ending December 31, 2018

(In millions, excluding per share amounts)

(Unaudited)

	Estimated Range Full Year 2018 (1)
Net Income	$8.8	$11.1
Adjustments:
Interest expense, net	36.0	36.0
Amortization of deferred financing costs and note discount	13.4	13.4
Income tax expense	9.5	12.9
Depreciation and accretion expense	123.8	125.1
Amortization of intangible assets	53.3	53.3
EBITDA	$244.8	$251.8

Add Back:
Loss on disposal and impairment of assets	15.6	15.6
Share-based compensation expense	14.4	14.4
Acquisition-related expenses	2.7	2.7
Restructuring expenses	5.5	5.5
Adjusted EBITDA	$283.0	$290.0
Less:
Interest expense, net	36.0	36.0
Depreciation and accretion expense	123.8	125.1
Income tax expense (2)	30.4	33.5
Adjusted Net Income	$92.8	$95.4

Adjusted Net Income per share — diluted	$2.00	$2.05

Weighted average shares outstanding — diluted	46.5	46.5

(1)             See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of the non-GAAP measures included in this table.

(2)             Calculated using the Company’s estimated non-GAAP tax rate of approximately 25% to 26%, as adjusted for items excluded from Adjusted Net Income, see Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

Cardtronics is a registered trademark of Cardtronics plc and its subsidiaries.

All other trademarks are the property of their respective owners.

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